Exhibit 99.1

American Rebel Receives License to Distribute American Rebel Beer in the State of Kansas

Nashville, TN, May 02, 2024 (GLOBE NEWSWIRE) -- American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), a designer, manufacturer, and marketer of American Rebel Beer ( www.americanrebelbeer.com ) and branded safes, personal security and self-defense products and apparel, is proud to announce their receipt of a license from the state of Kansas to distribute beer within the state through its distribution agreement with Standard Beverage Corporation ( www.standardbeverage.com ).

“We’re very excited to have our license and our distribution agreement to sell American Rebel Beer throughout the state of Kansas, “ said Andy Ross, Chief Executive Officer of American Rebel. “We already have a great relationship with our Kansas distributor, Standard Beverage, along with commitments from the top sports bars in the state, as well as retail outlets, venues and Kansas-based music festivals. Launching America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem Singing, Stand Your Ground Beer into the marketplace is a primary goal of our current Reg A+ offering and having American Rebel Light Beer available in the state of Tennessee helps deliver on that goal. Interested investors 18 years or older can log onto our public offering website at http://invest.americanrebel.com and subscribe to the offering.”

American Rebel and Standard Beverage Corporation both have deep roots in the Kansas City suburb of Lenexa, Kansas, where Standard Beverage has a new 83,000-square-foot facility and American Rebel has its flagship retail store. Standard Beverage was started by Sam Rudd in the Wichita area in 1949, just a year after Kansas ended its prohibition laws, and received one of the first alcohol wholesaler licenses in the state. Standard Beverage is still run by the Rudd family, and today is “the largest single alcohol distributor” in Kansas. American Rebel CEO Andy Ross’s father, Bud Ross, founded two legendary Kansas publicly-traded companies, Kustom Electronics and Birdview Satellite.

About Standard Beverage Corporation

Standard Beverage Corporation is a leading distributor of fine wines, spirits and beer, and is the only large distributor that is Kansas owned. With offices in Lawrence, Lenexa and Wichita, Standard Beverage employs approximately 450+ dedicated people and provides the most diverse portfolio of the industry’s best and most well-known brands. For more information on Standard Beverage go to www.standardbeverage.com .

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About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com . For investor information, visit www.americanrebel.com/investor-relations .

The Reg A Offering will be made by means of the Offering Circular. The securities offered by American Rebel are highly speculative. Investing in shares of American Rebel involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue. American Rebel intends to list the Series C Preferred Stock offered under Offering Circular on Nasdaq Capital Market and doing so entails significant ongoing corporate obligations including but not limited to disclosure, filing and notification requirements, as well compliance with applicable continued quantitative and qualitative listing standards. The listing of the Company’s Series C Preferred Stock on Nasdaq Capital Market is not a condition of the Company’s proceeding with the Public Offering, and no assurance can be given that our application to list on Nasdaq Capital Market will be approved or that an active trading market for our Series C Preferred will develop.

For additional information on American Rebel, the Offering and any other related topics, please review the Offering Statement that can be found at:

https://www.sec.gov/Archives/edgar/data/1648087/000149315224009903/form253g2.htm.

Additional information concerning risk factors related to the Offering, including those related to the business, government regulations, intellectual property and the offering in general, can be found in the section titled “Risk Factors” of the Offering Statement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued increase in revenues, actual receipt of funds under the Reg A Offering, effects of the offering on the trading price of our securities, implied or perceived benefits resulting from the receipt of funds from the offering, actual launch timing and availability of American Rebel Beer, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

info@americanrebel.com

Investor Relations:

Brian Prenoveau
MZ North America
+1 (561) 489-5315
AREB@mzgroup.us

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